Exhibit 99.1

PRESS RELEASE: MAY 18, 2012


LEADING PROXY ADVISORY FIRMS RECOMMEND
POWER REIT'S INCUMBENT TRUSTEE NOMINEES

WEST BABYLON, NY, May 18, 2012. Power REIT (AMEX: PW), a real-estate investment trust focused on investing in energy and transportation infrastructure, with a focus on renewable energy, today reported that both Institutional Shareholder Services Inc. ("ISS") and Glass Lewis & Co. ("Glass Lewis") recommend that Power REIT shareholders vote "FOR ALL" of the incumbent trustee nominees (Messrs. David H. Lesser, Virgil E.
Wenger, William S. Susman and Patrick R. Haynes, III).   ISS and Glass
Lewis are two of the leading proxy advisory firms in the U.S. Their analyses and reports are relied upon by hundreds of major institutional investment firms, mutual and pension funds, and other fiduciaries.

ISS noted in its report, dated May 17, 2012, that "Mr. Lesser's 9.1 percent purchased share ownership ...serves to align his interest" with
shareholders.   Mr. Lesser, Power REIT's Chairman and Chief Executive
Officer noted, "the existing management team has been working hard over the past twelve months to position the company for exciting growth opportunities in the infrastructure sector. We appreciate the support of our shareholders as we execute our infrastructure REIT business plan."

Shareholders and others are encouraged to review the company's investor presentation on our company's website at www.pwreit.com under "Investor Relations," and to call the company at 212-750-0373 or email us at ir@pwreit.com to discuss our business plans.

Forward Looking Statements

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Power REIT's forward-looking statements, and such difference might be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect the Power REIT's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Power REIT's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in Power REIT's shelf registration statement filed with the SEC on Form S-3/A on May 11, 2012, and other risks described in documents subsequently filed by Power REIT from time to time with the SEC.